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                                                                     Exhibit 5.1


                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS


                             200 East Randolph Drive
                             Chicago, Illinois 60601

                                 (312) 861-2000
                            Facsimile: (312) 861-2200

                                www.kirkland.com


                                  May 29, 2003




The Brickman Group, Ltd.
375 South Flowers Mill Road
Langhorne, PA 19047

         Re:  REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen

         We are issuing this opinion letter in our capacity as special legal counsel to The Brickman Group, Ltd., a Delaware corporation (the "Registrant"), in connection with the proposed registration by the Registrant of $150,000,000 in aggregate principal amount of the Registrant's 11 3/4% Senior Subordinated Notes due 2009, Series B (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on January 31, 2003 (SEC File No. 333-102885), under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Exchange Notes are to be issued pursuant to indentures (as amended and supplemented from time to time, collectively the "Indenture"), dated as of December 20, 2002, between the Registrant, Brickman Sub, Inc., Brookwood Landscape, Inc. and Bank One, N.A., as trustee. The Exchange Notes are to be issued in exchange for and in replacement of the Issuer's 11 3/4% Senior Subordinated Notes due 2009 (the "Old Notes"), of which $150,000,000 in aggregate principal amount is outstanding.

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Articles of Incorporation and By-Laws of the Registrant, (ii) minutes and records of the corporate proceedings of the Registrant with respect to the issuance of the Exchange Notes, (iii) the Indenture, and (iv) the Registration Statement.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as

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The Brickman Group, Ltd.
May 29, 2003
Page 2



copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrant and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrant. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrant and others.

         Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         Based upon and subject to the assumptions, qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof in exchange for the Old Notes, the Exchange Notes will be a validly issued and binding obligation of the Registrant.

         We hereby consent to the filing of this opinion with the commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         Our advice on every legal issue addressed in this letter is based exclusively on the law of the State of New York, the General Corporation Law of the State of Delaware and the Delaware case law decided thereunder, or the federal law of the United States.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise. We will, however, provide a new opinion in the event that a material amount of time passes between the date of this opinion and the date upon which the Registration Statement becomes effective.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.



                                                     /s/ Kirkland & Ellis
                                                     KIRKLAND & ELLIS